Contact: Kleyton Parkhurst, SVP
ePlus inc.
investors@eplus.com
703-984-8150

ePlus Reports Fiscal 2012 Third Quarter Results

HERNDON, VA – February 6, 2012 – ePlus inc. (NASDAQ NGS: PLUS – news) today announced financial results for its third quarter ended December 31, 2011.

Revenues for the third quarter totaled $272.6 million, an increase of $42.6 million or 18.5%, compared to $230.0 million in the same quarter last fiscal year. Total costs and expenses increased 19.2% to $258.2 million, as compared to $216.7 million the prior year’s quarter. Net earnings increased 15.8% to $8.7 million, or $1.10 per diluted share, as compared to $7.5 million, or $0.89 per diluted share, in the same quarter last fiscal year.

The Company’s technology sales business segment, which comprises more than 96% of total revenue, had a 3% increase in year-over-year pre-tax earnings for the quarter as a result of strong revenue growth, which offset both a decline in gross margin and the Company’s continuing investment in headcount and related costs.  These investments relate to the Company’s acquisitions and efforts to expand its geographic footprint and solution offerings.  The financing business segment increased revenues by 9.9% and increased pre-tax earnings by 25.7% compared to the same quarter last year due to an increase in net gains on sales of leases, notes, and leased equipment.

For the nine months ended December 31, 2011, total revenue increased 14.6% to $747.0 million, and total costs and expenses increased 15.6% to $714.4 million. Net earnings were $19.5 million for the nine months, or $2.35 per diluted share, a decrease of 3.3%, as compared to $20.2 million, or $2.41 per diluted share during the nine months ended December 31, 2010.

Phillip G. Norton, ePlus’ chairman, president, and CEO stated, “We are pleased to see the investments the Company made in the past year starting to drive positive results.  On a sequential basis, gross margins on sales of products and services improved by almost 1%.  We continue to execute our growth strategy by aggressively investing in new employees, geographies, and product offerings, while broadening our solution set and making selective acquisitions.  We are building recurring revenue streams through the development of multi-faceted managed services, and utilizing our strengths in staff augmentation, video, collaboration, and security to capture the increased demand for advanced IT solutions.”

Mr. Norton continued, “Over the past 15 months, including the VantiCore acquisition completed in January 2012, we acquired three companies which created three new branches.  The majority of the acquired staff is customer-facing and revenue-producing sales and engineering positions.  These acquisitions added more than 400 customers, creating additional cross-selling opportunities as we leverage our full range of products and solutions into these new accounts.  We believe that our value-added solutions focus, strong balance sheet, and seasoned management team will enable us to continue to gain market share.”

On January 6, 2012, ePlus acquired the operating business of VantiCore, LLC, a Cisco-focused solutions provider headquartered in New Hampshire.  With expertise in Advanced Unified Communications (UC), Collaboration, and Customer Contact Center solutions, ePlus gains increased market presence in New England as well as enhanced Cisco engineering delivery capabilities to complement its existing UC, Data Center, and Managed Services practices.  VantiCore’s capabilities are a strong complement to ePlus’ existing suite of integrated offerings and top Cisco certifications.  With the acquisition of VantiCore, ePlus is better positioned to provide the highest level of service to customers in Massachusetts, Vermont, Maine, and New Hampshire.

Litigation Update

On May 23, 2011, the trial court in the Company’s litigation against Lawson Software, Inc. issued a permanent injunction, ordering Lawson and its successors to immediately stop selling and servicing products relating to its electronic procurement systems that infringe ePlus’ patents.  The injunction also prevents Lawson from any ongoing or future maintenance, training, or installation of its infringing software products.  Lawson has appealed the ruling; however, its requests that the injunction be stayed have been denied.  Additionally, we have filed a motion seeking a finding that Lawson is in contempt of the injunction; we anticipate that an evidentiary hearing on that motion will be held the week of February 27, 2012, and oral arguments will be held in the end of April 2012.

Stockholders’ Equity and Share Repurchase Plan Results

As of December 31, 2011, stockholders’ equity was $216.5 million, or $26.98 per share. Cash and cash equivalents decreased $21.7 million, or 28.6%, to $54.1 million at December 31, 2011, compared to March 31, 2011.  For the nine months ended December 31, 2011, ePlus repurchased 705,403 shares of our common stock at an average cost of $25.68 per share for a total purchase price of $18.1 million.

Quarterly Results

The Company manages its business in two segments, the technology sales business segment and the financing business segment.  The technology sales business segment sells information technology equipment and software and related services primarily to corporate customers on a nationwide basis, and also provides Internet-based business-to-business supply chain management solutions for information technology and other operating resources.  The financing business segment offers lease-financing solutions to corporations and governmental entities nationwide.

Technology Sales Business Segment

The results of operations for the technology sales business segment for the three months ended December 31, 2011 and 2010 were as follows (in thousands):

	Three months ended December 31,
	2011	2010	Change
Sales of product and services	$260,891	$218,844	$42,047	19.2%
Fee and other income	1,755	2,070	(315)	(15.2%)
Total revenues	262,646	220,914	41,732	18.9%

Cost of sales, products and services	222,180	185,018	37,162	20.1%
Professional and other fees	2,546	3,339	(793)	(23.7%)
Salaries and benefits	22,923	19,078	3,845	20.2%
General and administrative	4,594	3,379	1,215	36.0%
Interest and financing costs	19	19	-	0.0%
Total costs and expenses	252,262	210,833	41,429	19.7%
Segment earnings before tax	$10,384	$10,081	$303	3.0%

Total revenues. Total revenues during the three months ended December 31, 2011, were $262.6 million compared to $220.9 million during the three months ended December 31, 2010, an increase of 18.9%. The increase in revenues was due to investments made over the last twelve months to improve our product and service offerings and expand our geographical footprint, the adoption of the new revenue recognition guidance, and other increases primarily driven by customer demand.  On April 1, 2011, we implemented new revenue recognition guidance for multiple deliverable arrangements and recognized $11.6 million of revenues for the three months ended December 31, 2011, for products that were delivered during the period that were sold together with services.  Prior to the adoption of this standard, we would have deferred the product revenue, as well as corresponding cost of product sold of $9.2 million, until the services were completed.

Total costs and expenses. Total costs and expenses for the three months ended December 31, 2011, increased $41.4 million or 19.7%, to $252.3 million.  These increases corresponded to the increases in cost of sales, products and services, salaries and benefits, and general and administrative expenses, partially offset by a reduction in professional and other fees.  The increase in cost of sales, products, and services was generally consistent with the increase in sales of products and services. Our gross margin on sales of products and services was 14.8% and 15.5% during the three months ended December 31, 2011 and 2010, respectively.  Our gross margin was affected by the mix between products and services, vendor incentives earned, and competitive pricing pressures.

Professional and other fees totaled $2.5 million during the three months ended December 31, 2011, a decrease of 23.7% from $3.3 million during the same period last year.  These decreases are primarily due to a reduction in legal and other fees related to the patent infringement litigation.

Salaries and benefits expense increased 20.2% to $22.9 million during the three months ended December 31, 2011.  This increase was driven by increases in the number of employees and commission expenses.  Our technology sales business segment had 698 employees as of December 31, 2011, an increase of 69 from 629 at December 31, 2010.

General and administrative expenses increased $1.2 million, or 36.0% during the three months ended December 31, 2011, partially due to the acquisitions of NCC Networks, Inc. and Interchange Technologies, Inc. in June 2011 and November 2010, respectively, as well as higher travel and other expenses associated with the increase in sales and support personnel.

Segment earnings before taxes. As a result of the foregoing, segment earnings increased $0.3 million, or 3.0% to $10.4 million for the three months ended December 31, 2011.

Financing Business Segment

The results of operations for our financing business segment for the three months ended December 31, 2011 and 2010 were as follows (in thousands):

	Three months ended December 31,
	2011	2010	Change
Lease revenue	$9,028	$8,537	$491	5.8%
Fee and other income	931	528	403	76.3%
Total revenues	9,959	9,065	894	9.9%

Direct lease costs	2,245	2,153	92	4.3%
Professional and other fees	392	370	22	5.9%
Salaries and benefits	2,673	2,428	245	10.1%
General and administrative	284	325	(41)	(12.6%)
Interest and financing costs	315	566	(251)	(44.3%)
Total costs and expenses	5,909	5,842	67	1.1%
Segment earnings before tax	$4,050	$3,223	$827	25.7%

Total revenues. Total revenues increased by $0.9 million due to an increase in the net gain on sales of leases, notes, and leased equipment and an increase in other lease income, offset by a decrease in earnings from our lease portfolio.  At December 31, 2011, we had $120.3 million of investment in leases, compared to $123.1 million at December 31, 2010.

Total costs and expenses. During the three months ended December 31, 2011, total costs and expenses increased 1.1% to $5.9 million, due to increases in direct lease costs and salaries and benefits, offset by decreases in interest and financing costs.

Segment earnings before tax. As a result of the foregoing, segment earnings increased $0.8 million, or 25.7%, to $4.1 million for the three months ended December 31, 2011.

Percentage changes stated throughout this press release are calculated based upon numbers from the Company’s financial statements (stated in thousands of dollars), not on the rounded numbers used herein.  Investors are encouraged to read the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011. Copies are available via the Company’s Web site at http://www.eplus.com, the SEC’s Web site at http://www.sec.gov, or by contacting the Company.

Conference Call Information
The Company will host a conference call on Monday, February 6, 2012 at 2:00 p.m.  Eastern Time to review and discuss the Company’s results for the third quarter of fiscal year 2012.  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320. Passcode 42550642. A live webcast will be available via the Company’s investor relations Web site at http://www.eplus.com/investors.htm.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, or for international callers, (404) 537-3406.  Passcode 42550642.  The replay will be available until February 13, 2012 and the webcast will also remain available for replay via the Company’s investor relations page of its Web site.

Forward-Looking Statements
Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from the recent financial crisis in the credit markets and general slowdown of the U.S. economy such as our current and potential customers delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

About ePlus inc.
ePlus is a leading provider of technology solutions. ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, managed and professional services, flexible lease financing, proprietary software, and patented business methods and systems.  Founded in 1990, ePlus has more than 750 associates serving federal, state, municipal, and commercial customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31, 2011	March 31, 2011
ASSETS	(in thousands)

Cash and cash equivalents	$54,055	$75,756
Accounts receivable—net	171,665	121,771
Notes receivable—net	6,077	5,843
Inventories—net	15,942	9,062
Investment in leases and leased equipment—net	120,258	118,308
Property and equipment—net	1,962	1,817
Other assets	22,175	38,415
Goodwill	22,283	18,604
TOTAL ASSETS	$414,417	$389,576

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Accounts payable—equipment	$4,233	$7,250
Accounts payable—trade	30,815	14,821
Accounts payable—floor plan	82,989	63,845
Salaries and commissions payable	8,892	8,065
Accrued expenses and other liabilities	42,909	49,414
Non-recourse notes payable	23,418	29,592
Deferred tax liability	4,698	4,227
Total Liabilities	197,954	177,214

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued or outstanding	$ -	$ -
Common stock, $.01 par value; 25,000,000 shares authorized; 12,686,422 issued and 8,024,555 outstanding at December 31, 2011 and 12,456,819 issued and 8,519,189 outstanding at March 31, 2011	127	125
Additional paid-in capital	93,077	89,792
Treasury stock, at cost, 4,661,867 and 3,937,630 shares, respectively	(64,577)	(45,998)
Retained earnings	187,434	167,924
Accumulated other comprehensive income—foreign currency translation adjustment	402	519
Total Stockholders' Equity	216,463	212,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$414,417	$389,576

ePlus inc. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Nine months ended December 31,
	2011	2010	2011	2010
	(amounts in thousands, except shares and per share data)

Sales of product and services	$260,891	$218,844	$715,545	$615,729
Lease revenue	9,028	8,537	23,767	27,801
Fee and other income	2,686	2,598	7,687	8,358
Patent Settlement Income	-	-	-	125
TOTAL REVENUES	272,605	229,979	746,999-	652,013

COSTS AND EXPENSES

Cost of sales, product and services	222,180	185,018	613,123	525,284
Direct lease costs	2,245	2,153	6,419	6,843
	224,425	187,171	619,542	532,127

Professional and other fees	2,938	3,709	7,718	10,937
Salaries and benefits	25,596	21,506	72,692	62,153
General and administrative expenses	4,878	3,704	13,418	10,502
Interest and financing costs	334	585	1,064	2,067
	33,746	29,504	94,892	85,659

TOTAL COSTS AND EXPENSES (1)	258,171	216,675	714,434	617,786

EARNINGS BEFORE PROVISION FOR INCOME TAXES	14,434	13,304	32,565	34,227

PROVISION FOR INCOME TAXES	5,691	5,755	13,055	14,056

NET EARNINGS	$8,743	$7,549	$19,510	$20,171

NET EARNINGS PER COMMON SHARE—BASIC	$1.12	$0.91	$2.41	$2.47
NET EARNINGS PER COMMON SHARE—DILUTED	$1.10	$0.89	$2.35	$2.41

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	7,818,666	8,251,715	8,092,404	8,170,866
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	7,970,368	8,451,130	8,292,176	8,383,415

(1) Includes amounts to related parties of $482 thousand for the nine months ended December 31, 2010